UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2011

UNITED STATES GASOLINE FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-33975	20-8837263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145

Alameda, California 94502

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2011, United States Commodity Funds LLC (“USCF”) as General Partner to United States Oil Fund, LP, United States Natural Gas Fund, LP, United States Gasoline Fund, LP, United States Heating Oil Fund, LP, United States 12 Month Oil Fund, LP, United States 12 Month Natural Gas Fund, LP and United States Short Oil Fund, LP (each a “Fund and collectively, the “Funds”) entered into an agreement with the New York Mercantile Exchange, Inc. (“NYMEX”) which amended the terms of the License Agreement between USCF and NYMEX held on behalf of the Funds.

The amendment to the License Agreement entered on and as of October 20, 2011 amends the amount that USCF pays to NYMEX on behalf of the Funds for use of the license granted by NYMEX to USCF and the Funds from an amount equal to 0.04% for the first $1,000,000,000 of combined assets of the Funds and 0.02% of combined assets above $1,000,000,000 to an amount equal to 0.015% of combined assets of the Funds.

The License Agreement, as amended, will remain in force for a period of one year and will be automatically renewed for further periods of one year each, on the same terms and conditions, unless either USCF or NYMEX provide notice to the other in writing, no later than 180 days prior to the end of the then existing term. The License Agreement may be terminated immediately upon breach by either USCF or NYMEX and such breach is not cured within 15 days of notice to the breaching party.

Item 9.01.	Financial Statements and Exhibits.

Number	Description

10.1	Third Amendment to License Agreement between United States Commodity Funds LLC and New York Mercantile Exchange, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES GASOLINE FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: October 24, 2011	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Third Amendment to License Agreement between United States Commodity Funds LLC and New York Mercantile Exchange, Inc.